Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:        Daniel Zeff

Date of Event Requiring Statement: March 30, 2005

Issuer Name and Ticker Symbol:     American Physicians Service Group, Inc.
                                   (AMPH)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Daniel Zeff with respect to the beneficial ownership of securities of American Physicians Service Group, Inc.

ZEFF HOLDING COMPANY, LLC

By: /s/ Daniel Zeff
    -----------------------------
Name:  Daniel Zeff
Title: Manager


ZEFF CAPITAL PARTNERS I, L.P

By: Zeff Holding Company, LLC, as general partner


    By: /s/ Daniel Zeff
       -----------------------------
    Name:  Daniel Zeff
    Title: Manager


SPECTRUM GALAXY FUND LTD.

By: /s/ Dion R. Friedland
    -----------------------------
Name:  Dion R. Friedland
Title: Director